Exhibit 99.1

Genesee & Wyoming Reports Results for the First Quarter of 2019

DARIEN, Conn.--(BUSINESS WIRE)--April 30, 2019--Genesee & Wyoming Inc. (G&W) (NYSE:GWR)

First Quarter 2019 Consolidated Highlights Compared with First Quarter 2018

  Operating revenues decreased 2.9% to $558.1 million from $574.7 million.
  Reported operating income decreased 8.3% to $79.7 million; Adjusted operating income increased 0.5% to $87.8 million despite negative effects from severe winter weather and flooding in North America.(1)
  Reported diluted earnings per common share (EPS) decreased 42.9% to $0.68 with 57.1 million weighted average shares outstanding, compared with reported diluted EPS in the first quarter of 2018 of $1.19 with 62.9 million weighted average shares outstanding; Adjusted diluted EPS increased 11.4% to $0.78.(1)
  Reported net income and diluted EPS for the first quarter of 2019 included $5.4 million, or $0.10 per share, of restructuring and related costs. Reported net income and diluted EPS for the first quarter of 2018 included a $31.6 million, or $0.50 per share, income tax benefit associated with the U.S. Short Line Tax Credit for fiscal year 2017 that was enacted retroactively in February 2018.

Company Comments

Jack Hellmann, Chairman and Chief Executive Officer of G&W, commented, “In the first quarter of 2019, our adjusted diluted EPS increased over 11%, despite severe winter weather and flooding in North America that impeded shipments from connecting Class I railroads to our Midwest and Canada regions. These weather impacts resulted in a $0.09, or 10%, reduction in diluted EPS compared with our first quarter guidance. We expect to recover a portion of the winter-affected traffic in the coming months, our outlook for North American rail shipments remains positive and our 2019 annual guidance remains unchanged.”

“In the first quarter of 2019, we implemented cost reduction initiatives in each of our three geographic segments. In North America, we consolidated our Central Region into our Midwest and Southern regions. In the U.K./Europe, we continued to make reductions in our overhead cost structure and to invest in technology, and in Australia, we streamlined rail operations concurrent with the termination of grain operations on the Eyre Peninsula narrow gauge network.”

“Finally, in the first quarter of 2019, we evaluated several potential acquisitions and investments. And in March, we signed two long-term leases of short line railroads in Indiana that create a contiguous 400-mile, four-railroad footprint (CERA-TPW-TZPR-IMRR) within our Midwest Region, spanning from Eastern Indiana to Western Illinois with connections to six Class I railroads.”

First Quarter Segment Highlights

  North America: Operating revenues from G&W's North American Operations increased 2.1% to $332.4 million from $325.6 million. Revenue for the first quarter of 2018 included $5.5 million of revenues from leased railroads in Canada, for which the leases expired at the end of 2018. Reported operating income from G&W's North American Operations, which was negatively impacted by severe winter weather in the United States and Canada and flooding in the Midwestern United States, decreased 5.3% to $69.3 million; Adjusted operating income from G&W's North American Operations decreased 4.2% to $70.3 million.(1)
  Australia: Operating revenues from G&W's 51.1% owned Australian Operations decreased 13.0% to $65.1 million from $74.8 million. Reported operating income from G&W's Australian Operations decreased 21.7% to $12.5 million; Adjusted operating income from G&W's Australian Operations decreased 11.9% to $14.1 million. Operating income from G&W's Australian Operations were negatively impacted by $1.5 million from foreign currency depreciation and $1.5 million from drought conditions in South Australia and New South Wales, which were partially offset by a decrease in expenses.(1)
  U.K./Europe: Operating revenues from G&W's U.K./European Operations decreased 7.8% to $160.5 million from $174.2 million. Revenues for the first quarter of 2018 included $14.7 million of revenues from G&W's former Continental Europe intermodal business, ERS Railways B.V. (ERS), which was sold in June 2018. Reported operating loss from G&W's U.K./European Operations remained relatively flat at $2.1 million. Adjusted operating income from G&W's U.K./European Operations increased to $3.4 million from an adjusted operating loss of $2.0 million in 2018.(1)

Financial Results

G&W's operating revenues decreased $16.6 million, or 2.9%, to $558.1 million in the first quarter of 2019, compared with $574.7 million in the first quarter of 2018. G&W's operating income in the first quarter of 2019 was $79.7 million, compared with $86.9 million in the first quarter of 2018. Excluding certain items affecting comparability between periods discussed below, G&W's adjusted operating income in the first quarter of 2019 was $87.8 million, compared with $87.4 million in the first quarter of 2018.(1)

G&W's provision for income taxes in the first quarter of 2019 was $14.3 million, while the benefit from income taxes for the first quarter of 2018 was $15.9 million. G&W's effective tax rate for the first quarter of 2019 was 26.9%, compared with 26.2% in the first quarter of 2018, excluding the $31.6 million income tax benefit from the retroactive extension of the of the U.S. Short Line Tax Credit for fiscal year 2017 that was enacted in February 2018.

Reported net income attributable to G&W in the first quarter of 2019 was $38.7 million, compared with reported net income attributable to G&W of $75.1 million in the first quarter of 2018. Excluding the net impact of certain items affecting comparability between periods discussed below, G&W's adjusted net income attributable to G&W in the first quarter of 2019 was $44.4 million, compared with $43.8 million in the first quarter of 2018.(1)

G&W's reported diluted EPS in the first quarter of 2019 were $0.68 with 57.1 million weighted average shares outstanding, compared with reported diluted EPS in the first quarter of 2018 of $1.19 with 62.9 million weighted average shares outstanding. G&W's adjusted diluted EPS in the first quarter of 2019 were $0.78 with 57.1 million weighted average shares outstanding, compared with adjusted diluted EPS in the first quarter of 2018 of $0.70 with 62.9 million weighted average shares outstanding.(1)

Items Affecting Comparability

In the first quarter of 2019 and 2018, G&W's results included certain items affecting comparability between the periods that are set forth in the following table (in millions, except per share amounts):

	Income/(Loss) Before Income Taxes Impact	After-Tax Net Income/(Loss) Attributable to G&W Impact	Diluted EPS Impact
Three Months Ended March 31, 2019
Corporate development and related costs	$(0.4)	$(0.3)	$(0.01)
Restructuring and related costs	$(7.6)	$(5.4)	$(0.10)

Three Months Ended March 31, 2018
Corporate development and related costs	$(0.2)	$(0.1)	$—
Restructuring and related costs	$(0.3)	$(0.2)	$—
2017 Short Line Tax Credit	$—	$31.6	$0.50

In the first quarter of 2019, G&W's results included restructuring and related costs of $7.6 million, primarily driven by our optimization activities in the U.K., and corporate development and related costs of $0.4 million.

In the first quarter of 2018, G&W's results included a $31.6 million income tax benefit associated with the U.S. Short Line Tax Credit for fiscal year 2017 that was enacted in February 2018.

First Quarter Results by Segment

Operating revenues from G&W's North American Operations increased $6.8 million, or 2.1%, to $332.4 million in the first quarter of 2019, compared with $325.6 million in the first quarter of 2018. Excluding $5.5 million of revenues from lease expirations in Canada for the first quarter of 2018 and a $1.1 million decrease due to the impact of foreign currency depreciation, North American Operations same railroad revenues increased $13.3 million, or 4.2%, primarily due to increases in freight and freight-related revenues.

G&W's North American Operations were negatively impacted by extreme winter weather in the United States and Canada and flooding in the Midwestern United States. Operating income from G&W's North American Operations was $69.3 million in the first quarter of 2019, compared with $73.2 million in the first quarter of 2018. The operating ratio for North American Operations was 79.1% in the first quarter of 2019, compared with 77.5% in the first quarter of 2018. Adjusted operating income from G&W's North American Operations in the first quarter of 2019 was $70.3 million, compared with $73.4 million in the first quarter of 2018. The adjusted operating ratio for North American Operations was 78.9% in the first quarter of 2019, compared with an adjusted operating ratio of 77.5% in the first quarter of 2018.(1)

Operating revenues from G&W's Australian Operations decreased $9.7 million, or 13.0%, to $65.1 million in the first quarter of 2019, compared with $74.8 million in the first quarter of 2018. Excluding a $7.0 million decrease due to the impact of foreign currency depreciation, Australian Operations revenues decreased $2.7 million, or 4.0%, primarily due to decreases in drought impacted agricultural products freight revenues and freight-related revenues.(2)

G&W's Australian Operations had operating income of $12.5 million in the first quarter of 2019, compared with $16.0 million in the first quarter of 2018. The operating ratio for Australian Operations was 80.8% in the first quarter of 2019, compared with 78.7% in the first quarter of 2018. Adjusted operating income from G&W's Australian Operations was $14.1 million in the first quarter of 2019, compared with $16.0 million in the first quarter of 2018. The adjusted operating ratio for Australian Operations was 78.4% in the first quarter of 2019, compared with 78.6% in the first quarter of 2018. Operating income from G&W's Australian Operations was negatively impacted by $1.5 million from foreign currency depreciation and $1.5 million from drought conditions in South Australia and New South Wales, which were partially offset by a decrease in expenses.(1)

Operating revenues from G&W's U.K./European Operations decreased $13.7 million, or 7.8%, to $160.5 million in the first quarter of 2019, compared with $174.2 million in the first quarter of 2018. Excluding $14.7 million of revenues from G&W's divested ERS operations for the first quarter of 2018 and an $11.0 million decrease due to the impact of foreign currency depreciation, U.K./European Operations same railroad revenues increased $12.1 million, or 8.1%, primarily due to increases in U.K. intermodal freight-related and freight revenues.(2)

G&W's U.K./European Operations had an operating loss of $2.1 million in the first quarter of 2019, compared with and operating loss of $2.2 million in the first quarter of 2018, which included operating income of $0.5 million from ERS. The operating ratio for G&W's U.K./European Operations of 101.3% in the first quarter of 2019 remained unchanged compared with the first quarter of 2018. Adjusted operating income from G&W's U.K./European Operations was $3.4 million in the first quarter of 2019, compared with an adjusted operating loss of $2.0 million in the first quarter of 2018, which included operating income of $0.5 million from ERS. The adjusted operating ratio for U.K./European Operations was 97.9% in the first quarter of 2019, compared with 101.2% in the first quarter of 2018.(1)

Adjusted Free Cash Flow Measures (1)

Adjusted free cash flow measures for the three months ended March 31, 2019 and 2018 were as follows (in millions):

	Three Months Ended
	March 31,
	2019	2018
Net cash provided by operating activities	$103.4	$101.4
Allocation of adjusted cash flow to noncontrolling interest(a)	(7.1)	(9.0)
Adjusted net cash provided by operating activities attributable to G&W	$96.3	$92.4
Core capital expenditures(b)	(59.5)	(41.4)
Adjusted free cash flow attributable to G&W before new business investments and grant funded projects	$36.8	$51.0
New business investments	(1.6)	(7.5)
Grant funded projects, net of proceeds received from outside parties(c)	2.4	(0.4)
Adjusted free cash flow attributable to G&W	$37.6	$43.1

(a)	Allocation of adjusted cash flow to noncontrolling interest (Macquarie Infrastructure and Real Assets' (MIRA's) 48.9% equity ownership of G&W Australia Holdings LP (GWA) since December 1, 2016) is calculated as 48.9% of the total of (i) cash flow provided by operating activities of G&W’s Australian Operations, less (ii) net purchases of property and equipment of G&W’s Australian Operations. The timing and amount of actual distributions, if any, from GWA to G&W and MIRA made in any given period will vary and could differ materially from the amounts presented. No such distributions were made for the three months ended March 31, 2019 and 2018. G&W expressly disclaims any direct correlation between the allocation of adjusted cash flow to noncontrolling interest and actual distributions made in any given period.
(b)	Core capital expenditures represent purchases of property and equipment as presented on the Statement of Cash Flows less grant proceeds from outside parties, insurance proceeds for the replacement of assets and proceeds from disposition of property and equipment, each of which as presented on the Statement of Cash Flows, less new business investments and grant funded projects.
(c)	Grant funded projects represent purchases of property and equipment for projects partially or entirely funded by outside parties, net of grant proceeds from outside parties as presented on the Statement of Cash Flows.

Share Repurchase Program

During the first quarter of 2019, G&W repurchased 64,860 shares of Class A Common Stock for $4.8 million, which resulted in a reduction of 59,095 shares in our weighted average diluted shares outstanding for the first quarter of 2019. During the first quarter of 2018, G&W repurchased 792,921 shares of Class A Common Stock for $57.4 million, which resulted in a reduction of 51,106 shares in our weighted average diluted shares outstanding for the first quarter of 2018.

Conference Call and Webcast Details

As previously announced, G&W's conference call to discuss financial results for the first quarter of 2019 will be held on Tuesday, April 30, 2019, at 11 a.m. EDT. The dial-in number for the teleconference in the U.S. is (800) 230-1085; outside the U.S., the dial-in number is (612) 288-0329, or the call may be accessed live over the Internet (listen only) at www.gwrr.com/investors. Management will be referring to a slide presentation that will also be available at gwrr.com/investors. The webcast will be archived at www.gwrr.com/investors until the following quarter's earnings press release. Telephone replay is available for 30 days beginning at 1 p.m. EDT on April 30, 2019, by dialing (800) 475-6701 (or outside the U.S., dialing 320-365-3844). The access code is 458667.

About G&W

G&W owns or leases 120 freight railroads organized in eight locally managed operating regions with 8,000 employees serving 3,000 customers.

  G&W's six North American regions serve 41 U.S. states and four Canadian provinces and include 114 short line and regional freight railroads with more than 13,000 track-miles.
  G&W's Australia Region serves New South Wales, the Northern Territory and South Australia and operates the 1,400-mile Tarcoola-to-Darwin rail line. The Australia Region is 51.1% owned by G&W and 48.9% owned by a consortium of funds and clients managed by Macquarie Infrastructure and Real Assets.
  G&W's U.K./Europe Region includes the U.K.'s largest rail maritime intermodal operator and second-largest freight rail provider, as well as regional services in Continental Europe.

G&W subsidiaries and joint ventures also provide rail service at more than 40 major ports, rail-ferry service between the U.S. Southeast and Mexico, transload services, contract coal loading, and industrial railcar switching and repair.

From time to time, we may use our website as a channel of distribution of material company information. Financial and other material information regarding G&W is routinely posted on and accessible at www.gwrr.com/investors. In addition, you may automatically receive email alerts and other information about us by enrolling your email address in the "Email Alerts" section of www.gwrr.com/investors. The information contained on or connected to our Internet website is not deemed to be incorporated by reference in this press release or filed with the United States Securities and Exchange Commission.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that are based on current expectations, estimates and projections about our industry, management’s beliefs and assumptions made by management. Words such as “anticipates,” “intends,” “plans,” “believes,” “could,” “should,” “seeks,” “expects,” “will,” “estimates,” “trends,” “outlook,” variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast, including the following: risks related to the operation of our railroads; severe weather conditions and other natural occurrences, which could result in shutdowns, derailments, railroad network and port congestion or other substantial disruption of operations; customer demand and changes in our operations or loss of important customers; exposure to the credit risk of customers and counterparties; changes in commodity prices; consummation and integration of acquisitions; economic, political and industry conditions, including employee strikes or work stoppages; retention and contract continuation; legislative and regulatory developments, including changes in environmental and other laws and regulations to which we or our customers are subject; increased competition in relevant markets; funding needs and financing sources, including our ability to obtain government funding for capital projects; international complexities of operations, currency fluctuations, finance, tax and decentralized management; challenges of managing rapid growth, including retention and development of senior leadership; unpredictability of fuel costs; susceptibility to and outcome of various legal claims, lawsuits and arbitrations; increase in, or volatility associated with, expenses related to estimated claims, self-insured retention amounts and insurance coverage limits; consummation of new business opportunities; decrease in revenues and/or increase in costs and expenses; susceptibility to the risks of doing business in foreign countries; uncertainties arising from a referendum in which voters in the United Kingdom (U.K.) approved an exit from the European Union (E.U.), commonly referred to as Brexit; our ability to integrate acquired businesses successfully or to realize the expected synergies associated with acquisitions; risks associated with our substantial indebtedness; failure to maintain satisfactory working relationships with partners in Australia; failure to maintain an effective system of internal control over financial reporting as well as disclosure controls and procedures and other risks including, but not limited to, those noted in our 2018 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors.” Therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Forward-looking statements speak only as of the date of this press release or as of the date they were made. G&W does not undertake, and expressly disclaims, any duty to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

1.	Adjusted operating income, adjusted operating ratio, adjusted net income attributable to G&W, adjusted diluted earnings per common share (EPS), and the adjusted free cash flow measures of adjusted net cash provided by operating activities attributable to G&W, adjusted free cash flow attributable to G&W and adjusted free cash flow attributable to G&W before new business investments and grant funded projects are non-GAAP financial measures and are not intended to replace financial measures calculated in accordance with GAAP. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to their most directly comparable financial measures calculated in accordance with GAAP, is included in the tables attached to this press release.

2.	Foreign exchange impact is calculated by comparing the prior period results translated from local currency to U.S. dollars using current period exchange rates to the prior period results in U.S. dollars as reported.

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2019	2018
OPERATING REVENUES	$558,089	$574,661
OPERATING EXPENSES	478,379	487,748
OPERATING INCOME	79,710	86,913
INTEREST INCOME	547	498
INTEREST EXPENSE	(27,610)	(25,236)
OTHER INCOME/(LOSS), NET	419	(2,040)
INCOME BEFORE INCOME TAXES	53,066	60,135
(PROVISION FOR)/BENEFIT FROM INCOME TAXES	(14,260)	15,890
NET INCOME	$38,806	$76,025
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	100	927
NET INCOME ATTRIBUTABLE TO GENESEE & WYOMING INC.	$38,706	$75,098
BASIC EARNINGS PER COMMON SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS:	$0.69	$1.21
WEIGHTED AVERAGE SHARES - BASIC	56,368	61,918
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS:	$0.68	$1.19
WEIGHTED AVERAGE SHARES - DILUTED	57,132	62,887

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2019 AND DECEMBER 31, 2018
(in thousands)
(unaudited)

	March 31,	December 31,
	2019	2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$70,108	$90,387
Accounts receivable, net	439,527	426,305
Materials and supplies	59,368	56,716
Prepaid expenses and other	66,125	54,185
Total current assets	635,128	627,593
PROPERTY AND EQUIPMENT, net	4,643,936	4,613,014
GOODWILL	1,120,212	1,115,849
INTANGIBLE ASSETS, net	1,429,602	1,430,197
DEFERRED INCOME TAX ASSETS, net	5,261	4,616
OTHER ASSETS, net(a)	547,669	77,192
Total assets	$8,381,808	$7,868,461
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$26,522	$28,303
Accounts payable	282,917	288,070
Accrued expenses(a)	232,731	165,280
Total current liabilities	542,170	481,653
LONG-TERM DEBT, less current portion	2,391,695	2,425,235
DEFERRED INCOME TAX LIABILITIES, net	886,183	877,721
DEFERRED ITEMS - grants from outside parties	328,347	326,520
OTHER LONG-TERM LIABILITIES(a)	576,133	127,280
TOTAL EQUITY	3,657,280	3,630,052
Total liabilities and equity	$8,381,808	$7,868,461
(a)	On January 1, 2019, G&W adopted Accounting Standards Update (ASU) 2016-02, Leases. The new standard requires lessees to recognize operating leases on their balance sheet as a right-of-use asset with a corresponding lease liability. This resulted in approximately $495 million of assets and a corresponding amount of liabilities being recognized on G&W's balance sheet as of March 31, 2019. Capital leases will continue to be recognized on the balance sheet but are now referred to as "finance" leases, as required by the new standard.

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018
(in thousands)
(unaudited)
	Three Months Ended
	March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$38,806	$76,025
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	62,626	65,990
Stock-based compensation	3,880	4,052
Deferred income taxes	9,312	(24,148)
Net gain on sale and impairment of assets	(1,490)	(1,036)
Changes in assets and liabilities which provided/(used) cash:
Accounts receivable, net	4,393	(6,299)
Materials and supplies	(1,972)	2,593
Prepaid expenses and other	819	(7,025)
Accounts payable and accrued expenses	(21,062)	(12,381)
Other assets and liabilities, net	8,077	3,588
Net cash provided by operating activities	103,389	101,359
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(67,788)	(58,222)
Grant proceeds from outside parties	6,495	5,934
Insurance proceeds for the replacement of assets	—	1,600
Proceeds from disposition of property and equipment	2,594	1,423
Net cash used in investing activities	(58,699)	(49,265)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on revolving line-of-credit, long-term debt and finance leases	(155,045)	(121,850)
Proceeds from revolving line-of-credit and long-term borrowings	95,951	176,840
Common share repurchases	(4,796)	(57,376)
Installment payments on Freightliner deferred consideration	—	(6,255)
Other financing related activities, net	(1,989)	(1,973)
Net cash used in financing activities	(65,879)	(10,614)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	910	(562)
(DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS	(20,279)	40,918
CASH AND CASH EQUIVALENTS, beginning of period	90,387	80,472
CASH AND CASH EQUIVALENTS, end of period	$70,108	$121,390

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2019		2018
	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$388,789	69.7%	$399,639	69.5%
Freight-related revenues	136,262	24.4%	141,197	24.6%
All other revenues	33,038	5.9%	33,825	5.9%
Total operating revenues	$558,089	100.0%	$574,661	100.0%

Operating expenses:
Labor and benefits(a)	$184,308	33.0%	$183,716	32.0%
Equipment rents	32,233	5.8%	34,087	5.9%
Purchased services	51,248	9.2%	64,102	11.2%
Depreciation and amortization	62,626	11.2%	65,990	11.5%
Diesel fuel used in train operations	44,637	8.0%	46,151	8.0%
Electricity used in train operations	2,324	0.4%	2,234	0.4%
Casualties and insurance	11,372	2.0%	9,966	1.7%
Materials	31,220	5.6%	32,469	5.7%
Trackage rights	21,640	3.9%	20,978	3.7%
Net gain on sale and impairment of assets	(1,490)	(0.3)%	(1,036)	(0.2)%
Restructuring and related costs	7,634	1.4%	283	—%
Other expenses(b)	30,627	5.5%	28,808	5.0%
Total operating expenses	$478,379	85.7%	$487,748	84.9%
(a)	Includes $0.1 million of corporate development and related costs for both the three months ended March 31, 2019 and 2018.
(b)	Includes $0.4 million and $0.1 million of corporate development and related costs for the three months ended March 31, 2019 and 2018, respectively.

GENESEE & WYOMING INC. AND SUBSIDIARIES
NORTH AMERICAN OPERATIONS SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2019		2018
	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$251,763	75.7%	$245,417	75.4%
Freight-related revenues	64,476	19.4%	63,832	19.6%
All other revenues	16,207	4.9%	16,381	5.0%
Total operating revenues	$332,446	100.0%	$325,630	100.0%

Operating expenses:
Labor and benefits(a)	$117,352	35.3%	$111,917	34.4%
Equipment rents	12,277	3.7%	12,500	3.8%
Purchased services	16,295	4.9%	13,930	4.3%
Depreciation and amortization	38,431	11.6%	40,631	12.5%
Diesel fuel used in train operations	25,468	7.6%	25,480	7.8%
Casualties and insurance	8,851	2.6%	6,457	2.0%
Materials	13,165	3.9%	13,190	4.0%
Trackage rights	11,189	3.4%	9,112	2.8%
Net gain on sale and impairment of assets	(679)	(0.2)%	(912)	(0.3)%
Restructuring and related costs	589	0.2%	34	—%
Other expenses(b)	20,193	6.1%	20,131	6.2%
Total operating expenses	$263,131	79.1%	$252,470	77.5%
Operating income	$69,315		$73,160
Expenditures for additions to property & equipment, net of grants from outside parties	$48,071		$38,563
(a)	Includes $0.1 million of corporate development and related costs for both the three months ended March 31, 2019 and 2018.
(b)	Includes $0.4 million and $0.1 million of corporate and development and related costs for the three months ended March 31, 2019 and 2018, respectively.

GENESEE & WYOMING INC. AND SUBSIDIARIES
AUSTRALIAN OPERATIONS SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2019		2018
	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$55,819	85.7%	$63,011	84.2%
Freight-related revenues	7,855	12.1%	10,563	14.1%
All other revenues	1,433	2.2%	1,260	1.7%
Total operating revenues	$65,107	100.0%	$74,834	100.0%

Operating expenses:
Labor and benefits	$16,278	25.0%	$19,032	25.4%
Equipment rents	1,057	1.6%	1,315	1.8%
Purchased services	5,572	8.6%	6,389	8.5%
Depreciation and amortization	14,411	22.1%	16,007	21.4%
Diesel fuel used in train operations	6,203	9.5%	7,310	9.8%
Casualties and insurance	1,382	2.1%	1,781	2.4%
Materials	2,798	4.3%	2,961	4.0%
Trackage rights	1,366	2.1%	2,214	3.0%
Net gain on sale and impairment of assets	(17)	—%	(46)	(0.1)%
Restructuring and related costs	1,549	2.4%	—	—%
Other expenses, net	2,005	3.1%	1,895	2.5%
Total operating expenses	$52,604	80.8%	$58,858	78.7%
Operating income	$12,503		$15,976
Expenditures for additions to property & equipment, net of grants from outside parties	$2,849		$5,262

GENESEE & WYOMING INC. AND SUBSIDIARIES
U.K./EUROPEAN OPERATIONS SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2019		2018
	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$81,207	50.6%	$91,211	52.4%
Freight-related revenues	63,931	39.8%	66,802	38.3%
All other revenues	15,398	9.6%	16,184	9.3%
Total operating revenues	$160,536	100.0%	$174,197	100.0%

Operating expenses:
Labor and benefits(a)	$50,678	31.6%	$52,767	30.3%
Equipment rents	18,899	11.8%	20,272	11.6%
Purchased services	29,381	18.3%	43,783	25.1%
Depreciation and amortization	9,784	6.1%	9,352	5.4%
Diesel fuel used in train operations	12,966	8.1%	13,361	7.7%
Electricity used in train operations	2,324	1.4%	2,234	1.3%
Casualties and insurance	1,139	0.7%	1,728	1.0%
Materials	15,257	9.5%	16,318	9.4%
Trackage rights	9,085	5.7%	9,652	5.5%
Net (gain)/loss on sale and impairment of assets	(794)	(0.5)%	(78)	—%
Restructuring and related costs	5,496	3.4%	249	0.1%
Other expenses	8,429	5.2%	6,782	3.9%
Total operating expenses	$162,644	101.3%	$176,420	101.3%
Operating loss	$(2,108)		$(2,223)
Expenditures for additions to property & equipment, net of grants from outside parties	$10,373		$8,463
(a)	Includes a $0.1 million reduction to corporate development and related costs for the three months ended March 31, 2018.

GENESEE & WYOMING INC. AND SUBSIDIARIES
FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Three Months Ended March 31, 2019	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$31,963	54,255	$589	$3,054	4,260	$717	$736	533	$1,381	$35,753	59,048	$605
Autos & Auto Parts	5,482	8,419	651	—	—	—	—	—	—	5,482	8,419	651
Chemicals & Plastics	37,173	40,928	908	—	—	—	—	—	—	37,173	40,928	908
Coal & Coke	19,190	54,070	355	29,171	99,502	293	4,693	8,284	567	53,054	161,856	328
Food & Kindred Products	8,403	14,365	585	—	—	—	—	—	—	8,403	14,365	585
Intermodal	455	3,809	119	13,800	11,701	1,179	59,205	181,002	327	73,460	196,512	374
Lumber & Forest Products	21,857	32,945	663	—	—	—	—	—	—	21,857	32,945	663
Metallic Ores	2,793	3,602	775	7,618	5,357	1,422	—	—	—	10,411	8,959	1,162
Metals	29,862	37,250	802	—	—	—	—	—	—	29,862	37,250	802
Minerals & Stone	31,810	47,505	670	2,038	16,499	124	15,882	37,473	424	49,730	101,477	490
Petroleum Products	20,699	27,068	765	138	59	2,339	691	2,986	231	21,528	30,113	715
Pulp & Paper	30,279	41,313	733	—	—	—	—	—	—	30,279	41,313	733
Waste	6,862	12,974	529	—	—	—	—	—	—	6,862	12,974	529
Other	4,935	15,354	321	—	—	—	—	—	—	4,935	15,354	321
Totals	$251,763	393,857	$639	$55,819	137,378	$406	$81,207	230,278	$353	$388,789	761,513	$511

Three Months Ended March 31, 2018	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$31,372	53,764	$584	$5,483	13,112	$418	$1,235	966	$1,278	$38,090	67,842	$561
Autos & Auto Parts	5,367	8,716	616	—	—	—	—	—	—	5,367	8,716	616
Chemicals & Plastics	36,217	43,342	836	—	—	—	—	—	—	36,217	43,342	836
Coal & Coke	19,945	61,966	322	31,579	96,856	326	3,476	5,895	590	55,000	164,717	334
Food & Kindred Products	8,350	15,183	550	—	—	—	—	—	—	8,350	15,183	550
Intermodal	309	3,084	100	15,973	12,754	1,252	67,321	210,780	319	83,603	226,618	369
Lumber & Forest Products	22,439	36,250	619	—	—	—	—	—	—	22,439	36,250	619
Metallic Ores	3,573	4,396	813	7,731	4,871	1,587	—	—	—	11,304	9,267	1,220
Metals	28,394	35,238	806	—	—	—	—	—	—	28,394	35,238	806
Minerals & Stone	30,518	47,696	640	2,094	15,863	132	19,179	44,144	434	51,791	107,703	481
Petroleum Products	18,483	25,660	720	151	59	2,559	—	—	—	18,634	25,719	725
Pulp & Paper	28,871	41,357	698	—	—	—	—	—	—	28,871	41,357	698
Waste	5,888	11,981	491	—	—	—	—	—	—	5,888	11,981	491
Other	5,691	17,380	327	—	—	—	—	—	—	5,691	17,380	327
Totals	$245,417	406,013	$604	$63,011	143,515	$439	$91,211	261,785	$348	$399,639	811,313	$493
*	Represents physical railcars and the estimated railcar equivalents of commodities transported by metric ton or other measure, as well as intermodal units.

Non-GAAP Financial Measures

This earnings release contains references to adjusted operating income, adjusted operating ratio, adjusted operating expenses, adjusted net income attributable to G&W, adjusted diluted earnings per common share (EPS) and the adjusted free cash flow measures of adjusted net cash provided by operating activities attributable to G&W, adjusted free cash flow attributable to G&W and adjusted free cash flow attributable to G&W before new business investments and grant funded projects, which are “non-GAAP financial measures” as this term is defined in Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934. In accordance with these rules, G&W has reconciled these non-GAAP financial measures to their most directly comparable U.S. GAAP measures.

Management views these non-GAAP financial measures as important measures of G&W’s operating performance or, in the case of the adjusted free cash flow measures, a useful indicator of cash flow that may be available for discretionary use by G&W. Management also views these non-GAAP financial measures as a way to assess comparability between periods. Key limitations of the adjusted free cash flow measures include the assumptions that G&W will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt.

These non-GAAP financial measures are not intended to represent, and should not be considered more meaningful than, or as an alternative to, their most directly comparable GAAP measures. These non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies.

The following tables set forth reconciliations of each of these non-GAAP financial measures to their most directly comparable GAAP measure ($ in millions, except per share amounts).

Reconciliations of Non-GAAP Financial Measures

Adjusted Operating Income and Adjusted Operating Ratio

	Three Months Ended
	March 31, 2019
	North American Operations	Australian Operations	U.K./European Operations	Total Operations
Operating revenues	$332.4	$65.1	$160.5	$558.1
Operating expenses	263.1	52.6	162.6	478.4
Operating income/(loss)(a)	$69.3	$12.5	$(2.1)	$79.7
Operating ratio (b)	79.1%	80.8%	101.3%	85.7%

Operating expenses	$263.1	$52.6	$162.6	$478.4
Corporate development and related costs	(0.4)	—	—	(0.4)
Restructuring and related costs	(0.6)	(1.5)	(5.5)	(7.6)
Adjusted operating expenses	$262.2	$51.0	$157.1	$470.3
Adjusted operating income	$70.3	$14.1	$3.4	$87.8
Adjusted operating ratio	78.9%	78.4%	97.9%	84.3%
(a)	Operating income is calculated as operating revenues less operating expenses.
(b)	Operating ratio is calculated as operating expenses divided by operating revenues.

	Three Months Ended
	March 31, 2018
	North American Operations	Australian Operations	U.K./European Operations	Total Operations
Operating revenues	$325.6	$74.8	$174.2	$574.7
Operating expenses	252.5	58.9	176.4	487.7
Operating income/(loss) (a)	$73.2	$16.0	$(2.2)	$86.9
Operating ratio (b)	77.5%	78.7%	101.3%	84.9%

Operating expenses	$252.5	$58.9	$176.4	$487.7
Corporate development and related costs	(0.2)	—	0.1	(0.2)
Restructuring and related costs	—	—	(0.2)	(0.3)
Adjusted operating expenses	$252.2	$58.8	$176.2	$487.3
Adjusted operating income/(loss)	$73.4	$16.0	$(2.0)	$87.4
Adjusted operating ratio	77.5%	78.6%	101.2%	84.8%
(a)	Operating income is calculated as operating revenues less operating expenses.
(b)	Operating ratio is calculated as operating expenses divided by operating revenues.

Adjusted Net Income and Adjusted Diluted EPS

Three Months Ended March 31, 2019	Income Before Income Taxes	(Provision for)/ Benefit from Income Taxes	Net Income Attributable to G&W	Diluted EPS
As reported	$53.1	$(14.3)	$38.7	$0.68
Add back certain items:
Corporate development and related costs	0.4	(0.1)	0.3	0.01
Restructuring and related costs	7.6	(1.7)	5.4	0.10
As adjusted	$61.1	$(16.0)	$44.4	$0.78

Three Months Ended March 31, 2018	Income Before Income Taxes	(Provision for)/ Benefit from Income Taxes	Net Income Attributable to G&W	Diluted EPS
As reported	$60.1	$15.9	$75.1	$1.19
Add back certain items:
Corporate development and related costs	0.2	—	0.1	—
Restructuring and related costs	0.3	—	0.2	—
2017 Short Line Tax Credit	—	(31.6)	(31.6)	(0.50)
As adjusted	$60.6	$(15.8)	$43.8	$0.70

Adjusted Free Cash Flow Measures

	Three Months Ended
	March 31,
	2019	2018
Net cash provided by operating activities	$103.4	$101.4
Allocation of adjusted cash flow to noncontrolling interest(a)	(7.1)	(9.0)
Adjusted net cash provided by operating activities attributable to G&W	$96.3	$92.4
Core capital expenditures(b)	(59.5)	(41.4)
Adjusted free cash flow attributable to G&W before new business investments and grant funded projects	$36.8	$51.0
New business investments(b)	(1.6)	(7.5)
Grant funded projects, net of proceeds received from outside parties(b)	2.4	(0.4)
Adjusted free cash flow attributable to G&W	$37.6	$43.1
(a)	Allocation of adjusted cash flow to noncontrolling interest (Macquarie Infrastructure and Real Assets' (MIRA's) 48.9% equity ownership of G&W Australia Holdings LP (GWA) since December 1, 2016) is calculated as 48.9% of the total of (i) cash flow provided by operating activities of G&W’s Australian Operations, less (ii) net purchases of property and equipment of G&W’s Australian Operations. The timing and amount of actual distributions, if any, from GWA to G&W and MIRA made in any given period will vary and could differ materially from the amounts presented. No such distributions were made for the three months ended March 31, 2019 and 2018. G&W expressly disclaims any direct correlation between the allocation of adjusted cash flow to noncontrolling interest and actual distributions made in any given period.
(b)	See breakout below.

	Three Months Ended March 31, 2019
	Core Capital(1)	New Business Investments	Grant Funded Projects(2)	Total
Purchase of property and equipment	$(62.1)	$(1.6)	$(4.1)	$(67.8)
Grant proceeds from outside parties	—	—	6.5	6.5
Proceeds from disposition of property and equipment	2.6	—	—	2.6
Purchase of property and equipment, net	$(59.5)	$(1.6)	$2.4	$(58.7)

	Three Months Ended March 31, 2018
	Core Capital(1)	New Business Investments	Grant Funded Projects(2)	Total
Purchase of property and equipment	$(44.4)	$(7.5)	$(6.3)	$(58.2)
Grant proceeds from outside parties	—	—	5.9	5.9
Insurance proceeds for the replacement of assets	1.6	—	—	1.6
Proceeds from disposition of property and equipment	1.4	—	—	1.4
Purchase of property and equipment, net	$(41.4)	$(7.5)	$(0.4)	$(49.3)
(1)	Core capital expenditures represent purchases of property and equipment as presented on the Statement of Cash Flows less grant proceeds from outside parties, insurance proceeds for the replacement of assets and proceeds from disposition of property and equipment, each of which as presented on the Statement of Cash Flows, less new business investments and grant funded projects.
(2)	Grant funded projects represent purchases of property and equipment for projects partially or entirely funded by outside parties, net of grant proceeds from outside parties as presented on the Statement of Cash Flows.

CONTACT:
Michael Williams of G&W Corporate Communications
1-203-202-8900
mwilliams@gwrr.com